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EXHIBIT 3.1

FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT

        FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 20, 2002 between DADE BEHRING INC., a Delaware corporation (the "Borrower") and DEUTSCHE BANK AG, NEW YORK BRANCH ("DBAG") as Administrative Agent and as a Lender. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, the Borrower and DBAG are parties to a Credit Agreement, dated as of October 3, 2002 among DADE BEHRING HOLDINGS, INC., a Delaware corporation ("Holdings"), DADE BEHRING INC., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, DEUTSCHE BANK SECURITIES INC., as Lead Arranger and Lead Book Runner, DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent, and GENERAL ELECTIC CAPITAL CORPORATION and THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agents (in such capacity, the "Syndication Agents") (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

        WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

        NOW, THEREFORE, it is agreed:

I.    Amendments and Consents to Credit Agreement.

        1.     Section 1.01(A)(b) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of subclause (x) thereof and inserting a comma in lieu thereof and (ii) deleting the comma appearing at the end of clause (y) thereof and inserting the text "and (z) A-2 Term Loans shall be subject to conversion into A-3 Term Loans on the terms and conditions set forth in Section 1.01(D)" in lieu thereof.

        2.     Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new clause (D) immediately following the end of clause (C) thereof:

          "(D) Notwithstanding anything to the contrary contained in this Agreement, but subject to and upon the terms and conditions set forth below in this Section 1.01(D), DBAG shall have the right at any time and from time to time on or prior to June 30, 2003 to convert all or a portion of its outstanding A-2 Term Loans into loans to be maintained under the A-3 Term Loan Facility as set forth below:

            (a)   Each loan under the A-3 Term Loan Facility (each, an "A-3 Term Loan" and, collectively, the "A-3 Term Loans") (i) shall be "incurred" (by way of conversion) pursuant an A-2 Term Loan Conversion on the terms set forth below, (ii) shall be denominated in Euros, (iii) except as hereafter provided, shall be maintained as one or more Borrowings of Euro Denominated Term Loans and (iv) once repaid, may not be reborrowed.

            (b)   Prior to each proposed conversion of outstanding A-2 Term Loans into A-3 Term Loans, (i) DBAG shall deliver a written notice to the Borrower (each such notice, an "A-2 Term Loan Conversion Notice") specifying (x) the outstanding principal amount of A-2 Term Loans (stated in U.S. Dollars) to be converted into A-3 Term Loans (the "A-2 Term Loan Conversion Amount"), which shall equal at least $10,000,000 (or, if less, the aggregate principal amount of A-2 Term Loans then outstanding) and (y) the date of such proposed conversion, which date shall be a Business Day at least 2 Business Days' after the date the respective A-2 Term Loan Conversion Notice was transmitted to the Borrower and (ii) the

    Borrower shall deliver a written statement to DBAG on the Business Day following its receipt of the respective A-2 Term Loan Conversion Notice consenting to, or declining to consent to, the proposed conversion of outstanding A-2 Term Loans into A-3 Term Loans (the "A-2 Term Loan Conversion Response Notice").

            (c)   Unless the Borrower shall have declined to consent to the proposed conversion of A-2 Term Loans in its related A-2 Term Loan Conversion Response Notice, A-2 Term Loans of DBAG in an aggregate principal amount equal to the A-2 Term Loan Conversion Amount specified in the respective A-2 Term Loan Conversion Notice shall be automatically converted into A-3 Term Loans in an aggregate principal amount equal to the Euro Equivalent (determined as of such A-2 Term Loan Conversion Date) of such A-2 Term Loan Conversion Amount on the date of the proposed conversion specified in such A-2 Term Loan Conversion Notice (each such conversion, an "A-2 Term Loan Conversion" and each such date on which an A-2 Term Loan Conversion is consummated, an "A-2 Term Loan Conversion Date"), whereupon all amounts from time to time payable on account of such newly converted A-3 Term Loans (including, without limitation, any interest which accrues after (but not prior to) such A-2 Term Loan Conversion Date) shall be payable in Euros. Each conversion of A-2 Term Loans pursuant to this Section 1.01(D) shall be applied to reduce on a pro rata basis the aggregate principal amount of each Borrowing of A-2 Term Loans outstanding at the time of such conversion.

            (d)   In connection with each A-2 Term Loan Conversion, (x) to the extent requested by DBAG, A-3 Term Notes shall be issued, at the Borrower's expense, to DBAG, to be in conformity with the requirements of Section 1.05 and (y) the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower and the Administrative Agent may take all such actions as may be reasonably necessary to ensure that all Lenders with outstanding A-3 Term Loans at such time (if any) continue to participate in each Borrowing of outstanding A-3 Term Loans (after giving effect to the respective A-2 Term Loan Conversion) on a pro rata basis, including by adding the A-3 Term Loans so converted to any then outstanding Borrowings of A-3 Term Loans on a pro rata basis."

        3.     Section 1.03(a) of the Credit Agreement is hereby amended by inserting the text "and A-3 Term Loans and" immediately preceding the text "and RL Mandatory Borrowings" appearing in the first parenthetical clause in said section.

        4.     Section 1.05(a) of the Credit Agreement is hereby amended by (i) deleting the reference "Section 1.05(g)" appearing in the first sentence of said Section and inserting the reference "Section 1.05(h)" in lieu thereof, (ii) inserting the following text immediately following the beginning of subclause (iii) of said Section:

  "if A-3 Term Loans, by a promissory note substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (each, an "A-3 Term Note" and, collectively, the "A-3 Term Notes"), (iv)"

and (iii) deleting the reference "(iv)" appearing in said Section and inserting the reference "(v)" in lieu thereof.

        5.     Section 1.05 of the Credit Agreement is hereby amended by (i) redesignating clauses (d), (e), (f) and (g) of said Section as clauses (e), (f), (g) and (h), respectively, and (ii) inserting the following new clause (d) immediately after clause (c) of said Section:

          "(d) The A-3 Term Note issued to each Lender with an outstanding A-3 Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, an affiliate designated by such Lender or its registered assigns and be dated the date of issuance thereof,

  (iii) be in a stated principal amount (expressed in Euros) equal to the outstanding principal amount of the A-3 Term Loan of such Lender on the date of the issuance thereof and be payable (in Euros) in the principal amount of the A-3 Term Loan evidenced thereby from time to time, (iv) mature on the A-3 Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Euro Denominated Term Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.".

        6.     Section 1.06 the Credit Agreement is hereby amended by inserting the text "U.S. Dollar Denominated" immediately following the text "another Type of" appearing in said Section.

        7.     Section 1.07 of the Credit Agreement is hereby amended by inserting the text "and A-3 Term Loans" immediately following the text "Swingline Loans" appearing in the second parenthetical of the first sentence of said Section.

        8.     Section 1.08(c) of the Credit Agreement is hereby amended by inserting the text "each Euro Denominated Term Loan and" immediately preceding the text "each Euro Denominated Revolving Loan" appearing in said Section.

        9.     Section 1.08(e) of the Credit Agreement is hereby amended by inserting the text "Euro Denominated Term Loans and" immediately preceding the text "Euro Denominated Revolving Loans" appearing in clause (1) of said Section.

        10.   Section 1.08(f) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (iii) and inserting a comma in lieu thereof, (ii) inserting the text "in respect of each A-2 Term Loan maintained as a Base Rate Loan, on the date of any conversion thereof into an A-3 Term Loan pursuant to Section 1.01(D) (on the amount so converted) and (v)" immediately following the beginning of clause (iv) thereof and (iii) deleting the reference "(iv)" appearing in the proviso in said Section and inserting the reference "(v)" in lieu thereof.

        11.   Section 1.09 of the Credit Agreement is hereby amended by (i) deleting the text "the Borrower gives" appearing in the first parenthetical clause in said Section and inserting the text "an A-2 Term Loan Conversion Response Notice consenting to an A-2 Term Loan Conversion pursuant to Section 1.01(D) or" in lieu thereof, (ii) deleting the word "at" appearing before the text "or prior to 12:00 Noon" appearing in the first sentence of said Section and (iii) deleting the text "1.01(A)(c)(y)(1)" appearing in said Section and inserting the text "1.01(A)(c)(iii)(y)(1)" in lieu thereof.

        12.   Section 1.09 of the Credit Agreement is hereby further amended by (i) deleting the word "and" appearing at the end of subclause (vii) thereof and (ii) deleting clause (viii) thereof in its entirety and inserting the following new clauses (viii) and (ix) in lieu thereof:

          "(viii) no Interest Period with respect to any Borrowing of A-1 Term Loans, A-2 Term Loans or A-3 Term Loans shall extend beyond any date upon which a mandatory repayment of such Term Loans is required to be made under Section 4.02(A)(b)(i), (ii) or (iii), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such A-1 Term Loans, A-2 Term Loans or A-3 Term Loans, as the case may be, maintained as Euro Rate Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of such A-1 Term Loans, A-2 Term Loans or A-3 Term Loans, as the case may be, permitted to be outstanding after such mandatory repayment; and

          (ix) at all times prior to June 30, 2003, unless otherwise consented to by DBAG, no Interest Period in excess of one month shall be selected with respect to any Borrowing of outstanding A-3 Term Loans."

        13.   Section 1.10(a) of the Credit Agreement is hereby amended by (i) deleting the text "Revolving Loans or Euro Denominated Swingline" appearing in clause (iv) thereof and (ii) inserting the text "or Euro Denominated Term Loan" immediately following the text "Euro Denominated Revolving Loan" appearing in subclause (B) of the last sentence of said Section.

        14.   Section 1.10(b) of the Credit Agreement is hereby amended by inserting the text "Euro Denominated Terms Loans and" immediately after the text "in the case of" appearing in clause (x) of the proviso of said Section.

        15.   Section 1.11 of the Credit Agreement is hereby amended by (i) deleting the text "or" appearing at the end of clause (x) of said Section and inserting a comma in lieu thereof and (ii) inserting the text "or (z) any conversion of A-2 Term Loans into A-3 Term Loans pursuant to Section 1.01(D), it being understood and agreed that the only costs the Borrower shall only be responsible for in connection with any A-2 Term Loan Conversion are breakage costs incurred in connection with each such A-2 Term Loan Conversion; provided that the Borrower shall only be obligated to reimburse DBAG for 50% of the total breakage costs incurred by DBAG in connection with any A-2 Term Loan Conversion with respect to those A-2 Term Loans held by DBAG" immediately preceding the period at the end of the first sentence of said Section.

        16.   Section 3.01(e) of the Credit Agreement is hereby amended by (i) deleting the text "A-1 Term Loans and A-2 Terms Loans" in each instance where it appears in said Section and inserting the text "A-1 Term Loans, A-2 Term Loans and A-3 Term Loans" in lieu thereof and (ii) deleting the text "A-1 Term Loans and/or A-2 Term Loans" appearing in said Section and inserting the text "A-1 Term Loans, A-2 Term Loan and/or A-3 Term Loans" in lieu thereof.

        17.   Section 4.01(a) of the Credit Agreement is hereby amended by (i) inserting the text "A-3 Term Loans," immediately following the text "A-2 Term Loans," appearing in clause (i) of said Section, (ii) by deleting clause (v) appearing in said Section in its entirety and inserting the following new clause (v) in lieu thereof:

  "(v) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied to the A-1 Term Loans, A-2 Term Loans and A-3 Term Loans on a pro rata basis (with the A-1 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-1 Term Loans, with the A-2 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-2 Term Loans and the A-3 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-3 Term Loans);"

(iii) deleting the text "A-2" appearing in clause (vi) of said Section and inserting the text "A-3" in lieu thereof and (iv) inserting the text ", A-2 Term Loans" immediately after the text "A-1 Term Loans" appear in clause (vi) of said Section.

        18.   Section 4.02(A)(b) of the Credit Agreement is hereby amended by inserting the following paragraph immediately following the chart appearing in clause (ii) thereof:

  "On each A-2 Term Loan Conversion Date, (i) each of the Scheduled A-2 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2003 through and including the last Business Day in September, 2004, shall be decreased by 1.11% of the aggregate principal amount of the A-2 Term Loans (stated in U.S. Dollars) converted into A-3 Term Loans on such date, (ii) each of the Scheduled A-2 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2004 through and including the last Business Day in September, 2005, shall be decreased by 1.38% of the aggregate principal amount of the A-2 Term Loans (stated in U.S. Dollars) converted into A-3 Term Loans on such date, (iii) each of the Scheduled A-2 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term

  Loan Conversion Date and (y) the last Business Day in December, 2005 through and including the last Business Day in September, 2006, shall be decreased by 1.66% of the aggregate principal amount of the A-2 Term Loans (stated in U.S. Dollars) converted into A-3 Term Loans on such date, (iv) each of the Scheduled A-2 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2006 through and including the last Business Day in September, 2007, shall be decreased by 4.72% of the aggregate principal amount of the A-2 Term Loans (stated in U.S. Dollars) converted into A-3 Term Loans on such date, and (v) each of the Scheduled A-2 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2007 through and including the A-2 Term Loan Final Maturity Date, shall be decreased by an amount equal to (x) the aggregate principal amount of the A-2 Term Loans (stated in U.S. Dollars) converted into A-3 Term Loans on such date less the portion thereof allocated to decrease the Scheduled A-2 Repayments as provided in the preceding clauses (i), (ii), (iii) and (iv) and (if the A-2 Term Loan Conversion Date occurs after the last Business Day in December, 2007) this clause (v) divided by (y) the number of Scheduled A-2 Repayments required to be made on or prior to the A-2 Term Loan Maturity Date at such time."

        19.   Section 4.02(A)(b) of the Credit Agreement is hereby further amended by inserting the following new clause (iii) immediately following clause (ii) of said Section:

          "(iii) The Borrower shall be required to repay the principal amount of A-3 Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled A-3 Repayment"):

Scheduled A-3 Repayment Date	Amount
the last Business Day in December, 2003	€0
the last Business Day in March, 2004	€0
the last Business Day in June, 2004	€0
the last Business Day in September, 2004	€0
the last Business Day in December, 2004	€0
the last Business Day in March, 2005	€0
the last Business Day in June, 2005	€0
the last Business Day in September, 2005	€0
the last Business Day in December, 2005	€0
the last Business Day in March, 2006	€0
the last Business Day in June, 2006	€0
the last Business Day in September, 2006	€0
the last Business Day in December, 2006	€0
the last Business Day in March, 2007	€0
the last Business Day in June, 2007	€0
the last Business Day in September, 2007	€0
the last Business Day in December, 2007	€0
the last Business Day in March, 2008	€0
the last Business Day in June, 2008	€0
A-3 Term Loan Maturity Date	€0

  On each A-2 Term Loan Conversion Date, (i) each of the Scheduled A-3 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2003 through and including the last Business Day in September, 2004, shall be increased by an amount (stated in Euros) equal to 1.11% of the Euro Equivalent (determined as of such date) of the aggregate principal amount of the A-2 Term Loans converted into A-3 Term Loans on such date, (ii) each of the Scheduled A-3 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2004 through and including the last Business Day in September, 2005, shall be increased by an amount (stated in Euros) equal to 1.38% of the Euro Equivalent (determined as of such date) of the aggregate principal amount of the A-2 Term Loans converted into A-3 Term Loans on such date, (iii) each of the Scheduled A-3 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2005 through and including the last Business Day in September, 2006, shall be increased by an amount (stated in Euros) equal to 1.66% of the Euro Equivalent (determined as of such date) of the aggregate principal amount of the A-2 Term Loans converted into A-3 Term Loans on such date, (iv) each of the Scheduled A-3 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2006 through and including the last Business Day in September, 2007, shall be increased by an amount (stated in Euros) equal to 4.72% of the Euro Equivalent (determined as of such date) of the aggregate principal amount of the A-2 Term Loans converted into A-3 Term Loans on such date, and (v) each of the Scheduled A-3 Repayments required to be paid at any time during the period commencing on the later of (x) such A-2 Term Loan Conversion Date and (y) the last Business Day in December, 2007 through and including the A-3 Term Loan Final Maturity Date, shall be increased by an amount (stated in Euros) equal to (x) the Euro Equivalent (determined as of such date) of the aggregate principal amount of the A-2 Term Loans converted into A-3 Term Loans on such date less the portion thereof allocated to increase the Scheduled A-3 Repayments as provided in the preceding clauses (i), (ii), (iii) and (iv) and (if the A-2 Term Loan Conversion Date occurs after the last Business Day in December, 2007) this clause (v) divided by (y) the number of Scheduled A-3 Repayments required to be made on or prior to the A-3 Term Loan Maturity Date at such time.

        20.   Section 4.02(A)(c) of the Credit Agreement is hereby amended by (i) deleting the text "A-2" in each instance where it appears in the first parenthetical of the first sentence of said Section and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", with the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans" immediately after the text "A-1 Term Loans" in the first parenthetical of the first sentence of said Section.

        21.   Section 4.02(A)(d) of the Credit Agreement is hereby amended by (i) deleting the text "A-2" in each instance where it appears in the third parenthetical of the first sentence of said Section and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", with the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans" immediately after the text "A-1 Term Loans" in the third parenthetical of the first sentence of said Section.

        22.   Section 4.02(A)(e) of the Credit Agreement is hereby amended by (i) deleting the text "A-2" in each instance where it appears in the fourth parenthetical of the first sentence of said Section and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", with the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans" immediately after the text "A-1 Term Loans" in the fourth parenthetical of the first sentence of said Section.

        23.   Section 4.02(A)(f) of the Credit Agreement is hereby amended by (i) deleting the text "A-2" in each instance where it appears in the parenthetical of said Section and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", with the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans" immediately after the text "A-1 Term Loans" in the parenthetical of said Section.

        24.   Section 4.02(A)(g) of the Credit Agreement is hereby amended by (i) deleting the text "A-2" in each instance where it appears in the second parenthetical of the first sentence of said Section and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", with the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans" immediately after the text "A-1 Term Loans" in the second parenthetical of the first sentence of said Section.

        25.   Section 4.02(A)(i) of the Credit Agreement is hereby amended by (i) deleting the text "A-2" in each instance where it appears in the parenthetical of the first sentence of said Section and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", with the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans" immediately after the text "A-1 Term Loans" in the parenthetical of the first sentence of said Section.

        26.   Section 4.02(B)(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" immediately following the text "A-1 Term Loans" appearing in said Section and inserting a comma in lieu thereof and (ii) inserting the text "and A-3 Term Loans" immediately after the text "A-2 Term Loans" appearing in said Section.

        27.   Section 4.02(B)(b) of the Credit Agreement is hereby amended by (i) deleting the text "and" appearing at the end of clause (x) of the first proviso of said Section and inserting a comma in lieu thereof and (ii) inserting the text "and (z) in the case of a Borrowing of Euro Denominated Term Loans, the Borrower shall cooperate with the Administrative Agent in selecting Interest Periods so as to align such Borrowing, as promptly as practicable, with the Interest Period applicable to one or more other Borrowings of such Euro Denominated Term Loans" immediately preceding the semicolon at the end of clause (y) of the first proviso of said Section.

        28.   Section 4.03 of the Credit Agreement is hereby amended by inserting the text "Euro Denominated Loans and" immediately preceding the text "Euro Denominated Letters of Credit" appearing in subclause (iii) of said Section.

        29.   Section 6.05 of the Credit Agreement is hereby amended by inserting the text "incurred on the Initial Borrowing Date" immediately following the text "The proceeds of all Term Loans" appearing in clause (a) of said Section.

        30.   The definition of "Borrowing" appearing in Section 10 of the Credit Agreement is hereby amended by (i) inserting the reference "(i)" immediately preceding the text "the incurrence of one Type" appearing in said definition and (ii) inserting the text "and (ii) the conversion of A-2 Term Loans into A-3 Term Loans in accordance with the requirements of Section 1.01(D)" immediately preceding the semicolon appearing in said definition.

        31.   The definition of "Euro Denominated Loan" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text "each A-3 Term Loan," immediately after the text "which shall include" appearing in said definition.

        32.   The definition of "Euro Equivalent" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text "1.01(D), 4.02(A)(b)(iii) or" immediately preceding the reference "12.17" appearing in said Section.

        33.   The definition of "Euro LIBOR" appearing in Section 10 of the Credit Agreement is hereby amended by (i) inserting the text "and Euro Denominated Term Loans" immediately after the first reference to "Euro Denominated Revolving Loans" appearing in said definition, (ii) deleting the text "the Euro Denominated Revolving Loan" appearing in clause (ii) of said definition and inserting the text "the Euro Denominated Loan" in lieu thereof and (iii) inserting the text "the greatest amount of outstanding A-3 Term Loans or" immediately preceding the text "the largest Revolving Loan Commitment" appearing in the proviso of said Section.

        34.   The definition of "Excess Cash Flow" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "A-2" appearing in clause (D) of said definition and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", a Scheduled A-2 Repayment" immediately following the text "Scheduled A-1 Repayment" appearing in clause (D) of said definition.

        35.   The definition of "Facility" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", the A-3 Term Loan Facility" immediately after the text "A-2 Term Loan Facility" appearing in said definition.

        36.   The definition of "Loan" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text "each A-3 Term Loan," immediately after the text "each A-2 Term Loan," appearing in said definition.

        37.   The definition of "Maturity Date" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", the A-3 Term Loan Maturity Date" immediately after to the text "the A-2 Term Loan Maturity Date" appearing in said definition.

        38.   The definition of "Minimum Borrowing Amount" appearing in Section 10 of the Credit Agreement is hereby amended by (x) redesignating clauses (iii) and (iv) of said definition as clauses (iv) and (v), respectively and (y) inserting the text "(iii) in the case of A-3 Term Loans, €1,000,000," immediately after clause (ii) of said definition.

        39.   The definition of "Note" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", each A-3 Term Note" immediately after the text "each A-2 Term Note" appearing in said definition.

        40.   The definition of "Scheduled Repayment" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "A-2" appearing in said definition and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", any Scheduled A-2 Repayment" immediately after the text "Scheduled A-1 Repayment" appearing in said definition.

        41.   The definition of "Term Loan" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "A-2" appearing in said definition and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", each A-2 Term Loan" immediately after the text "A-1 Term Loan" appearing in said definition.

        42.   The definition of "Term Loan Facilities" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "A-2" appearing in said definition and inserting the text "A-3" in lieu thereof and (ii) inserting the text ", the A-2 Term Loan Facility" immediately after the text "the A-1 Term Loan Facility" appearing in said definition.

        43.   Section 10 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

          "A-2 Term Loan Conversion" shall have the meaning provided in Section 1.01(D)(c).

          "A-2 Term Loan Conversion Amount" shall have the meaning provided in Section 1.01(D)(b).

          "A-2 Term Loan Conversion Date" shall have the meaning provided in Section 1.01(D)(b).

          "A-2 Term Loan Conversion Notice" shall have the meaning provided in Section 1.14(D)(b).

          "A-2 Term Loan Conversion Response Notice" shall have the meaning provided in Section 1.14(D)(b).

          "A-3 Term Loan" shall have the meaning provided in Section 1.01(D)(a).

          "A-3 Term Loan Facility" shall mean the Facility evidenced by the A-3 Term Loans.

          "A-3 Term Loan Maturity Date" shall mean October 3, 2008.

          "A-3 Term Note" shall have the meaning provided in Section 1.05(a).

          "A-3 TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Principal Amount of all A-3 Term Loans outstanding at such time and the denominator of which is equal to the aggregate Principal Amount of all Term Loans outstanding at such time.

          "Euro Denominated Term Loan" shall mean a Term Loan bearing interest at Euro LIBOR and denominated in Euros (i.e., an A-3 Term Loan).

          "Scheduled A-3 Repayment" shall have the meaning provided in Section 4.02(A)(b)(iii).

        44.   Section 12.04(b) of the Credit Agreement is hereby amended by (i) inserting the text "(in the case of an assignment of A-3 Term Loans, using the U.S. Dollar Equivalent of such A-3 Term Loans)" immediately after the text "(i) $1,000,000, in the case of Term Loans" appearing in clause (y) of said Section and in clause (i) of the first proviso of said Section and (ii) inserting the text "(in the case of an assignment of A-3 Term Loans, using the U.S. Dollar Equivalent of such A-3 Term Loans)" immediately after the text "Related Funds is less than $1,000,000" appearing in clause (ii) of the first proviso of said Section.

        45.   Section 12.04 of the Credit Agreement is hereby further amended by (i) inserting the text "for the benefit of such trustee and/or investors" immediately following the text "Loans to its trustee" in clause (c) of said Section, (ii) deleting the word "trustee" immediately preceding the period at the end of clause (c) of said Section and inserting the text "such trustee and/or investors in lieu thereof and (iii) deleting clause (d) of said Section in its entirety.

        46.   Exhibit K to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Exhibit K in the form of Exhibit K attached hereto.

        47.   The Credit Agreement is hereby further amended by adding Exhibit B-5 thereto in the form of Exhibit B-5 attached hereto.

II.    Miscellaneous Provisions.

        1.     In order to induce DBAG to enter into this Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both before and after giving effect to this Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

        2.     This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

        3.     This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

        4.     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        5.     This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the following conditions shall have been satisfied (i) the Administrative Agent shall have received for the account of DBAG an A-3 Term Note, in the form of Exhibit A-5 and (ii) the Borrower and DBAG shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip-Daniels (facsimile number 212-354-8113).

        6.     From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*    *    *

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

DADE BEHRING HOLDINGS, INC.,
By:
Name: Title:
DADE BEHRING INC.
By:
Name: Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, Individually and as Administrative Agent
By:
Name: Title:
By:
Name: Title:

EXHIBIT B-5

FORM OF A-3 TERM NOTE

€	New York, New York

        FOR VALUE RECEIVED, DADE BEHRING INC., a Delaware corporation (the "Borrower"), hereby promises to pay to                        or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) initially located at 90 Hudson Street, Jersey City, NJ 07302 on the A-3 Term Loan Maturity Date (as defined in the Agreement) the principal sum of                        EUROS (€                        or, if less, the unpaid principal amount of all A-3 Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

        The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with requirements of Sections 4.03 and 4.04 of the Agreement.

        This Note is one of the A-3 Term Notes referred to in the Credit Agreement, dated as of October 3, 2002, among Dade Behring Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Lender), Deutsche Bank Securities Inc., as Lead Arranger and Lead Book Runner, Deutsche Bank AG, New York Branch, as Administrative Agent, and General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Syndication Agents (as amended, modified, restated and/or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the A-3 Term Loan Maturity Date, in whole or in part, as provided in the Agreement, and A-3 Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

        In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

        The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DADE BEHRING INC.
By
Title:

EXHIBIT K

FORM OF ASSIGNMENT
AND
ASSUMPTION AGREEMENT(1)

        This Assignment and Assumption Agreement (the "Assignment"), is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the "Assignor") and [[the] [each] Assignee identified in item [2] [3] below ([the] [each an] "Assignee"). [It is understood and agreed that the rights and obligations of such Assignee hereunder are several and not joint]. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex I hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit and Swingline Loans) (the "Assigned Interest"). [Such] [Each] sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:
[2.	Assignee:	](2)
[2.][3.]	Credit Agreement:
Credit Agreement, dated as of October 3, 2002, among Dade Behring Holdings, Inc., the Borrower, the lending institutions from time to time party thereto, Deutsche Bank Securities Inc., as Lead Arranger and Lead Book Runner, Deutsche Bank AG, New York Branch, as Administrative Agent, and General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Syndication Agents (such Credit Agreement, as in affect on the date of this Assignment, being herein called the "Credit Agreement").

(1)
This form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.

(2)
Item 2 should list the Assignee if the form is used for a single Assignee. In the case of an assignment to funds managed by the same or related investment managers, the Assignees should be listed in the table under bracketed item 3.

[3.        Assigned Interest:(3)

	Tranche Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage of Assigned Commitment/ Loans(4)
[Name of Assignee]		[$][€]	[$][€]	%
[Name of Assignee]		[$][€]	[$][€]	%]

[4.        Assigned Interest:(5)

Tranche Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage of Assigned Commitment/ Loans(6)
Revolving Loan Commitment/ Revolving Loans	[$][€]	[$][€]	%
A-1 Term Loans	$	$	%
A-2 Term Loans	$	$	%]
A-3 Term Loans	€	€	%]

(3)
Insert this chart if this Form of Assignment and Acceptance is being used for assignment to funds managed by the same or related investment managers.

(4)
Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder for the respective Tranche.

(5)
Insert this chart if this Form of Assignment and Acceptance is being used by a Lender for an assignment to a single Assignee.

(6)
Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[5.][6.]	Rate of Interest to the Assignee:	As set forth in Section 1.08 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(7)
[6.][7.]	Commitment Fee to the Assignee:	As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(8)
[7.][8.]	Letter of Credit Fee to the Assignee:	As set forth in Section 3.01(b) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(9)
Effective Date , , 200 .		Payment Instructions:

Attention:
Reference:
Address for Notices:

Relationship Contact:

(7)
The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

(8)
Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Fee through payment by the Assignee to the Assignor.

(9)
Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

3

        The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]		ASSIGNEE(10) [NAME OF ASSIGNEE]
By:		By:
	Name: Title:		Name: Title:
[Consented to and](11) Accepted: DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:
Name: Title:
By:
Name: Title:
[DADE BEHRING INC.
By:
Name: Title:](12)
[[NAME OF EACH LETTER OF CREDIT ISSUER], as Letter of Credit Issuer
By:
Name: Title:](13)
[DEUTSCHE BANK AG, NEW YORK BRANCH, as Swingline Lender
By:
Name: Title:
By:
Name: Title:(14)

(10)
Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

(11)
Insert only if assignment is being made pursuant to Section 12.04(b)(y) of the Credit Agreement.

(12)
Insert only if (i) no Event of Default or Default under Section 9.01 or 9.05 of the Credit Agreement is then in existence, (ii) assignment is being made pursuant to 12.04(b)(y) of the Credit Agreement and (iii) assignment is not being made within four weeks of the Initial Borrowing Date and as part of the primary syndication of the Loans and Commitments.

(13)
Insert for any assignment of a Revolving Loan Commitment pursuant to clause (x) or (y) of Section 12.04(b) of the Credit Agreement.

(14)
Insert for any assignment of a Revolving Loan Commitment pursuant to clause (x) or (y) of Section 12.04(b) of the Credit Agreement.

4

ANNEX I

Dade Behring, Inc.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND
ASSUMPTION AGREEMENT

        1.    Representations and Warranties.

        1.1.    Assignor.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of Holdings or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

        1.2.    Assignee.    [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01(a) thereof as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each] Assignee; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of, the Administrative Agent, the Syndication Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Syndication Agent, the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (d) confirms that it is (I) a Lender, (II) a parent company and/or an affiliate of the Assignor which is at least 50% owned by the Assignor or its parent company, (III) in the event the Assignor is a fund that invests in bank loans, a fund that invests in bank loans and is managed by the same investment advisor of the Assignor or by an affiliate of such investment advisor or (IV) an Eligible Transferee under Section 12.04(b) of the Credit Agreement; [and] (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (f) attaches the forms described in Section 12.04(b) of the Credit Agreement].(15)

        2.    Payment.    From and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

        3.    General Provisions.    This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS).

(15)
Include bracketed language if the Assignee is organized under the laws of a jurisdiction outside the United States.

QuickLinks

  EXHIBIT 3.1
FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT
  EXHIBIT B-5
FORM OF A-3 TERM NOTE
  EXHIBIT K
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT(1)
  ANNEX I
Dade Behring, Inc. CREDIT AGREEMENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT